UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

DYNAVAX TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	94-3378733

(State of Incorporation or Organization)	(IRS Employer Identification No.)

717 Potter Street, Suite 100 Berkeley, CA	94710-2722

(Address of Principal Executive Offices)	(Zip Code)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☑

     Securities Act registration statement file number to which this form relates: 333-109965.

     Securities to be registered pursuant to Section 12(b) of the Act:

Title Of Each Class To Be So Registered	Name Of Each Exchange On Which Each Class Is To Be Registered

Not applicable	Not Applicable

     Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits.
SIGNATURE

Item 1. Description of Registrant’s Securities to be Registered.

     A description of the Common Stock to be registered hereunder is contained in the section entitled “Description of Capital Stock” in the Prospectus included in the Registrant’s Form S-1 Registration Statement, No 333-109965 (the “Registration Statement”), as amended, initially filed with the Securities and Exchange Commission on October 24, 2003 and is incorporated herein by reference. The Prospectus to be filed pursuant to Rule 424(b) following the effective date of this Registration Statement shall be deemed to be incorporated by reference into this registration statement on Form 8-A.

Item 2. Exhibits.

Exhibit
Number	Description

3.1*	Form of Amended and Restated Certificate of Incorporation of the Registrant to be in effect upon the closing of this offering

3.2*	Form of Bylaws of the Registrant to be in effect upon the closing of this offering

4.2*	Specimen Stock Certificate of the Registrant

4.3*	Fourth Amended Investors’ Rights Agreement, dated as of October 20, 2003, between the Registrant and certain holders of the Registrant’s preferred stock.

*	Filed as an exhibit to the Registration Statement and incorporated herein by reference.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

DYNAVAX TECHNOLOGIES CORPORATION

(Registrant)

Date: February 6, 2004	By:	/s/ William J. Dawson

Name: William J. Dawson Title: Chief Financial Officer